EXHIBIT 23.2

                           O'SULLIVAN CREEL, LLP
                  36474 Emerald Coast Parkway, Suite 1201
                             Destin, FL  32541



                                 CONSENT OF
       O'SULLIVAN CREEL LLP, INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 with respect to the 2002 Stock Compensation Plan of Whitemark Homes, Inc. (File No. 333-________) of our reports on our audits of the annual financial statements as identified below on the following entities, which were included in filings with the Securities and Exchange Commission by Whitemark Homes, Inc. on Form 8-K on January 22, 2002 and January 23, 2002.


                                                Audit                Date
        Entity                              Period Ending           Issued
---------------------------------------  ----------------------   ----------
Alstar Enterprises, LLC                        12/31/2000          12/28/2001
Cabana Cay, LLC; BGW Properties, Inc.;         12/31/2000          12/28/2001
     and University, Inc.
Cypress Breeze, LLC; Concourse, Inc.;          12/31/2000          12/28/2001
      Destin Parks, Inc.
Destination Enterprises, Inc.              12/31/2000 and 1999     01/02/2002
Gulf Development Property, LLC                 12/31/2000          12/28/2001
Magnolia Landing Development, Inc.         12/31/2000 and 1999     01/02/2002
Muirfield Development Corporation              12/31/2000          12/28/2001
North Florida Consulting, Inc.           12/31/2000, 1999 & 1998   01/17/2002
Troon Development Corporation                  12/31/2000          01/02/2002



_/s/_O'SULLIVAN CREEL,_LLP_________
O'SULLIVAN CREEL, LLP
CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

April 26, 2002


                                EXHIBIT 23.2